As filed with the Securities and Exchange Commission on July 19, 2001
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           FIRST COLONIAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)

           Pennsylvania                                       23-2228154
------------------------------------                  --------------------------
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                        identification number)

               76 South Main Street, Nazareth, Pennsylvania 18064
               (Address of Principal Executive Offices) (Zip Code)

                FIRST COLONIAL GROUP, INC. 2001 STOCK OPTION PLAN
                            (Full title of the plan)

                                 S. Eric Beattie
                      President and Chief Executive Officer
                           First Colonial Group, Inc.
                              76 South Main Street
                          Nazareth, Pennsylvania 18064
                                 (610) 746-7300
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                          Copies of Communications To:
                          Frederick D. Lipman, Esquire
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                                 (215) 569-5518

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                   Proposed           Proposed
                                                                    maximum            maximum           Amount of
         Title of securities                Amount to be        offering price        Aggregate        registration
           to be registered                 registered(1)        per share (2)   Offering price (2)       fee (2)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$5.00 per share.....................       300,000 shares           $15.20           $4,560,000            $1,140
=======================================================================================================================

(1) Plus such indeterminable number of shares as may be issued pursuant to certain anti-dilution provisions contained in the Plan.
(2) Pursuant to Rule 457(h), based upon the price at which stock options covered by this Registration Statement may be exercised and, in the case where such price is not known, upon the average of the high and low sale prices of the Common Stock, reported on the National Association of Securities Dealers, Inc. Automated Quotation System-National Market System on July 17, 2001.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
-------------------------

         The documents containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.
--------------------------------------------------------------------

         The documents containing information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.


PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
--------------------------------------------------------

         The following documents filed with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

         (c) The description of the Company's Common Stock which is incorporated by reference in the Company's Registration Statement on Form 8-A under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
----------------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         Section 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended, (the "BCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

         Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding if the appropriate standards of conduct are met.

         Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

         Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

         Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

         Section 1747 grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against the liability under Subchapter 17D of the BCL.

         Section 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

         Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

         The indemnification provisions of the Company's Bylaws are set forth in Sections 502 through 507 thereof. Those sections provide that the Company shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Company or other entity), by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, general partner, agent or fiduciary of another entity. The indemnification provisions also provide for the payment by the Company of expenses incurred by a person covered by the indemnification provisions in advance of the final disposition of the action or suit in connection with which the expenses are incurred. The Company, however, is only obligated to make such payment if it receives an undertaking that the amount advanced will be repaid if it is ultimately determined that the person receiving the advance is not entitled to be indemnified. The Company has no obligation under the indemnification provision to indemnify or advance expenses (i) if a final unappealable judgment or award establishes that the director or officer engaged in self-dealing, willful misconduct or recklessness,
(ii) for expenses or liabilities which have been paid directly to, or for the benefit of, the director or officer under a policy of officers' and directors' liability insurance, (iii) for amounts paid in settlement of any threatened, pending or completed action without the written consent of the Company, and (iv) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934.

         The indemnification provisions of the Company's Bylaws provide a method of indemnification that is broader than the specific provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL").

         Section 507 of the Company's Bylaws provides that the Company may, to the fullest extent permitted by applicable law, indemnify persons in all situations other than those covered by Article V of the Bylaws.

Item 7.  Exemption from Registration Claimed
--------------------------------------------

         Not Applicable.

Item 8.  Exhibits
-----------------

         The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

         Exhibit No.       Description
         -----------       ------------
         5.1               Opinion of Counsel regarding legality.

         23.1              Consent of Grant Thornton LLP.

         23.2              Consent of Counsel (included as part of Exhibit 5.1).

         24.1              Power of Attorney (included on p.6).



Item 9.  Undertakings
---------------------

         (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended:

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

              (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment for the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nazareth, Pennsylvania, on the 17th day of July, 2001.

                                          FIRST COLONIAL GROUP, INC.

                                          By: /s/ S. Eric Beattie
                                              ---------------------------------
                                              S. Eric Beattie, President and
                                              Chief Executive Officer

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. Eric Beattie and Reid L. Heeren, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 17th day of July, 2001.

                  Name                                             Title                                Date
-----------------------------------------       --------------------------------------------      ------------------
/s/ Richard Stevens, III                        Chairman of the Board and Director                  July 17, 2001
------------------------------------
Richard Stevens, III

/s/ S. Eric Beattie                             President, Chief Executive Officer                  July 17, 2001
------------------------------------            (principal executive officer) and Director
S. Eric Beattie

/s/ Robert J. Bergren                           Director                                            July 17, 2001
------------------------------------
Robert J. Bergren

                                                Vice President and Treasurer  (Principal            July 17, 2001
/s/ Reid L. Heeren                              Financial Officer and Principal Accounting
------------------------------------            Officer)
Reid L. Heeren

/s/ Christian F. Martin, IV                     Director                                            July 17, 2001
------------------------------------
Christian F. Martin, IV




                                      -6-

                  Name                                             Title                                Date
-----------------------------------------       --------------------------------------------      ------------------

/s/ Gordon B. Mowrer                            Director                                            July 17, 2001
------------------------------------
Gordon B. Mowrer

/s/ Daniel B. Mulholland                        Director                                            July 17, 2001
------------------------------------
Daniel B. Mulholland

/s/ Charles J. Peischl, Esquire                 Director                                            July 17, 2001
------------------------------------
Charles J. Peischl, Esquire

/s/ John H. Ruhle, Jr.                          Director                                            July 17, 2001
------------------------------------
John H. Ruhle, Jr.

/s/ Maria Zumas Thulin                          Director                                            July 17, 2001
------------------------------------
Maria Zumas Thulin



                                  EXHIBIT INDEX



         Exhibit No.     Description

         5.1             Opinion of Counsel regarding legality.

         23.1            Consent of Grant Thornton LLP.

         23.2            Consent of Counsel (included as part of Exhibit 5.1).

         24.1            Power of Attorney (included on p.6).






                                      -8-